Exhibit 5.2

February 19, 2021

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10119

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the registration of securities (collectively, the “Securities”) of the Company consisting of: (i) shares of beneficial interest, par value $.0001 per share, classified as common stock (the “Common Shares”); (ii) shares of beneficial interest, par value $.0001 per share, classified as preferred stock (the “Preferred Shares”); (iii) senior or subordinated debt securities (the “Debt Securities”); (iv) depositary shares (the “Depositary Shares”), each representing a fraction of a Preferred Share; (v) warrants (“Warrants”); (vi) subscription rights (“Rights”) to purchase Common Shares; and (vii) units that include any of the Securities (“Units”), each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.       The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.       The Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.       Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company (the “Board”), or a duly authorized committee thereof, relating to the Securities, certified as of the date hereof by an officer of the Company;

6.       A certificate executed by an officer of the Company, dated as of the date hereof; and

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February 19, 2021

7.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       The Securities will not be issued or transferred in violation of any restriction contained in Article Ninth of the Declaration or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares or the instrument or agreement defining the terms of any other Securities.

6.       Upon the issuance of any Securities (collectively, the “Common Securities”) that are (i) Common Shares, (ii) Common Shares which may be issued upon conversion of any Preferred Shares convertible into Common Shares, (iii) Common Shares which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Common Shares, or (iv) Common Shares which may be issued as part of a Unit or upon the exercise of any of the Rights or Warrants, the total number of Common Shares issued and outstanding will not exceed the number of Common Shares the Company is then authorized to issue under the Declaration.

7.       Upon the issuance of any Securities (collectively, the “Preferred Securities”) that are (i) Preferred Shares, (ii) Preferred Shares which may be issued upon conversion of any Preferred Shares of another class or series, (iii) Preferred Shares which may be

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February 19, 2021

issued to underlie any Depositary Shares, (iv) Preferred Shares which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Preferred Shares, or (v) Preferred Shares which may be issued as part of a Unit or upon the exercise of any of the Warrants, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration, will not exceed, respectively, the total number of shares of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration.

8.       Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

9.       The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration, the Bylaws, the Registration Statement and the Resolutions and, with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company, will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Trust Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       Upon the completion of all Trust Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

3.       Upon the completion of all Trust Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

4.       Upon the completion of all Trust Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.

5.       Upon the completion of all Trust Proceedings relating to the Depositary Shares, the Depositary Shares will be duly authorized for issuance.

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February 19, 2021

6.       Upon the completion of all Trust Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

7.       Upon the completion of all Trust Proceedings relating to the Rights, the Rights will be duly authorized for issuance.

8.       Upon the completion of all Trust Proceedings relating to the Units, including all Trust Proceedings relating to the Securities sold together as Units, the Units will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Venable LLP